UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Effective July 27, 2023, our board of directors elected Diane E. Sullivan to serve as a member of our board of directors.

The election of Ms. Sullivan as a director was not made pursuant to any arrangement or understanding between Ms. Sullivan and any other person. Ms. Sullivan will initially serve on the audit committee of the board of directors, and we have no current expectation as to which other committees, if any, Ms. Sullivan may ultimately be appointed. There are no current or proposed transactions in which Ms. Sullivan or any member of her immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K.

Ms. Sullivan will receive cash compensation for her service as a director consistent with our standard arrangements for non-employee directors as follows:

•an annual retainer of $50,000 for service on the board of directors ($75,000 for service as non-executive chairman of the board of directors), prorated for any partial year of service;

•an annual retainer of $10,000 for service on the audit committee of the board of directors ($20,000 for service as chair of the audit committee), prorated for any partial year of service;

•an annual retainer of $7,500 for service on the compensation committee of the board of directors ($15,000 for service as chair of the compensation committee), prorated for any partial year of service; and

•an annual retainer of $5,000 for service on the corporate governance committee of the board of directors ($10,000 for service as chair of the corporate governance committee), prorated for any partial year of service.

All non-employee directors are reimbursed for expenses in connection with attendance at board of directors and committee meetings.

Non-employee directors may also be granted stock options, restricted stock awards or restricted stock unit awards under our 2017 Non-Employee Directors’ Equity Incentive Plan (the “Plan”). Our board of directors determines the provision of each award granted under the Plan, including the type of award, the number of shares subject to such award and any relevant vesting schedule. In accordance with the process for determination of fair market value under the Plan, the exercise price for each stock option granted under the Plan is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last day of trading prior to the grant date. Non-employee directors may not be granted awards under the Plan with an aggregate grant date fair value of more than $500,000 during any calendar year, taken together with the cash fees paid to such non-employee director in compensation for service on our board of directors during such calendar year.

Ms. Sullivan received an initial stock option award under the Plan to purchase 96,515 shares of our common stock at an exercise price of $1.94 per share, the fair market value of our common stock on the date of grant as determined in accordance with the Plan. Such stock option vests with respect to one third of the shares subject to the stock option on each of the first three anniversaries of the date of grant.

We have also entered into an indemnification agreement with Ms. Sullivan in the standard form previously entered into with our other officers and directors.

A copy of our press release announcing Ms. Sullivan’s election to our board of directors is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated July 28, 2023
EX-104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: July 31, 2023	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel